AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the ?Agreement?) is dated February 14, 2003, and is by and between Rexadon  Corporation,  a Delaware  corporation  (the ?Company?) and
  HealtheUniverse,  Inc., a California
corporation (?HealtheUniverse?).

                                 R E C I T A L S

         WHEREAS, the shareholders of HealtheUniverse ("Shareholders") own the shares of capital stock of HealtheUniverse as set forth in Schedule 1 attached hereto, constituting all of the issued and outstanding stock of HealtheUniverse (the ?HealtheUniverse Shares?);

         WHEREAS, the Company is a public company, required to file reports under Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

         WHEREAS, the Board of Directors of the Company and HealtheUniverse deem it advisable that the acquisition by the Company of HealtheUniverse be effected through an exchange (the "Exchange") of HealtheUniverse Shares pursuant to this Agreement;

         WHEREAS, the Company desires to acquire all of the outstanding HealtheUniverse Shares for shares of Common Stock of the Company.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

I.  EXCHANGE

         1.01 Exchange. The Shareholders shall exchange all of their HealtheUniverse Shares for a total of 7,000,000 shares of Common Stock of the Company (the "Common Stock") at the Closing of this Agreement. Immediately prior to Closing there shall be 3,000,000 shares of Common Stock outstanding, so that after Closing the Company shall have outstanding 10,000,000 shares of Common Stock.

         1.02. Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place on February 14, 2003 at the corporate offices of HealtheUniverse.

         1.03. Deliveries. Upon Closing, the parties are delivering the following documents:

                  1.03(a). The items and documents set forth in Sections 1.01 and 1.02.

                  1.03(b).  The Company shares of Common Stock described in
Section 1.02.

                  1.03(c). The Company shall deliver the resignations of all of its current officers and directors, and board resolutions electing Vipul R. Dev, Thomas Raack and Sandip Shah to the Board of Directors of the Company and Vipul R. Dev as CEO, Thomas Raack as Secretary and Chief Operating Officer and Sandip Shah as Chief Investment and Financial Officer.

         1.04. Filings. Immediately following the Closing, the Company shall file the following documents:

                  1.04(a). A Current Report on Form 8-K with the U.S. Securities and Exchange Commission, reporting the transactions set forth in this Agreement.

                  1.04(b). A Certificate of Amendment to the Certificate of Incorporation of the Company with the Delaware Secretary of State changing the name of the Company to "HealtheUniverse, Inc." or a similar name as may be determined by the Board of Directors.

II.      REPRESENTATIONS AND WARRANTIES OF HEALTHEUNIVERSE

         HealtheUniverse represents and warrants to the Company as follows, as of the date of this Agreement and as of the Closing:

         2.01.  Organization.

                  2.01(a). HealtheUniverse is a corporation duly organized, validly existing and in good standing under the laws of the State of California; HealtheUniverse has the corporate power and authority to carry on its business as presently conducted; and HealtheUniverse is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

         2.02.  Capitalization.

                  2.02(a).   The   authorized   capital   stock  and  the
 issued  and   outstanding   shares  of
.. All of the issued and outstanding shares of  HealtheUniverse  are duly authorized, validly issued, fully paid and nonassessable.

                  2.02(b). Except as set forth in Exhibit 2.02(b) there ar no outstanding options, warrants, or rights to purchase any securities of HealtheUniverse.

         2.03. Subsidiaries and Investments. HealtheUniverse does not own any capital stock or have any interest in any corporation, partnership or other form of business organization, except as described in Exhibit hereto.

         2.04. Financial Statements. The audited financial statements of HealtheUniverse as of and for the two years ended December 31, 2002, including the audited balance sheet as of December 31, 2002 and the related audited statement of operations, cash flows and changes in stockholders' equity for the two years then ended present fairly the financial position and results of operations of HealtheUniverse, on a consistent basis.

         2.05.    No  Undisclosed  Liabilities.  To  the  best  knowledge  of
 HealtheUniverse,   other  than  as
 attached hereto, HealtheUniverse is not subject to any material liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due, which is not reflected or reserved against in the Financial Statements, except those incurred in the normal course of business.

         2.06. Absence of Material Changes. Since December 31, 2002, except as described in any Exhibit attached hereto or as required or permitted under this Agreement, there has not been:

                  2.06(a). any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of HealtheUniverse, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse;

                  2.06(b). any redemption, purchase or other acquisition of any shares of the capital stock of HealtheUniverse, or any issuance of any shares of capital stock or the granting, issuance or exercise of any rights, warrants, options or commitments by HealtheUniverse relating to their authorized or issued capital stock; or

                  2.06(c). any change or amendment to the Certificate of Incorporation of HealtheUniverse.

 attached hereto, to the best knowledge of HealtheUniverse there is no litigation, proceeding or investigation pending or threatened against HealtheUniverse affecting any of its properties or assets against any officer, director, or stockholder of HealtheUniverse that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of HealtheUniverse or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

         2.08. Title To Assets. HealtheUniverse has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheets contained in the Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in Exhibit 2.08 attached hereto or any other Exhibit.

 attached hereto, there are and have been no contracts, agreements, arrangements or other transactions between 9 HealtheUniverse, and any officer, director, or stockholder of HealtheUniverse, or any corporation or other entity controlled by the Shareholders, a member of the Shareholders' families, or any affiliate of the Shareholders.

         2.10. No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Articles of Incorporation or Bylaws of HealtheUniverse, or any agreement, contract or instrument to which HealtheUniverse is a party or by which it or any of its assets are bound.

         2.11. Disclosure. To the actual knowledge of HealtheUniverse, neither this Agreement, the Financial Statements nor any other agreement, document, certificate or written or oral statement furnished to the Company by or on behalf of HealtheUniverse in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         2.12. Authority. HealtheUniverse has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of HealtheUniverse and, other than the approval by the Shareholders of HealtheUniverse described in Section 6.04, no other corporate proceedings on the part of HealtheUniverse are necessary to authorize this Agreement and the transactions contemplated hereby.

III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to HealtheUniverse as follows, as of the date of this Agreement and as of the Closing:

         3.01.  Organization.

                  3.01(a). The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; has the corporate power and authority to carry on its business as presently conducted; and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of the Company.

                  3.01(b). The copies of the Certificate of Incorporation, of the Company, as certified by the Secretary of State of Delaware, and the Bylaws of the Company are complete and correct copies of the Certificate of Incorporation and the Bylaws of the Company as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and shareholders of the Company are contained in the minute book of the Company and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to HealtheUniverse that have not also been delivered to HealtheUniverse.

         3.02. Capitalization of the Company. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.001 per share, of which 10,000,000 shares will be outstanding at Closing, and 1,000,000 shares of preferred stock, none of which is outstanding. All outstanding shares are duly authorized, validly issued, fully paid and non-assessable.

         3.03. Subsidiaries and Investments. The Company does not own any capital stock or have any interest in any corporation, partnership, or other form of business organization.

         3.04. Authority. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the issuance of the Company Shares in accordance with the terms hereof, have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, the transactions contemplated hereby and the issuance of the Company Shares in accordance with the terms hereof.

 attached hereto, the Company is not subject to any material liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due.

         3.06. Litigation. There is no litigation, proceeding or investigation pending or to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, or, to the knowledge of the Company, against any officer, director, or stockholder of the Company that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or any of its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

         3.07. Title To Assets. The Company has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheet contained in the Company's financial statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the balance sheet included in the Company's financial statements or on any Exhibits attached hereto.

 attached hereto contains a list of all contracts, agreements, leases, licenses, arrangements, commitments and other undertakings to which the Company is a party or by which it or its property is bound. Each of said contracts, agreements, leases, licenses, arrangements, commitments and undertakings is valid, binding and in full force and effect. The Company is not in material default, or alleged to be in material default, under any contract, agreement, lease, license, commitment, instrument or obligation and, to the knowledge of the Company, no other party to any contract, agreement, lease, license, commitment, instrument or obligation to which the Company is a party is in default thereunder nor, to the knowledge of the Company, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or obligation.

         3.09. Underlying Documents. Copies of all documents described in any Exhibit attached hereto (or a summary of any such contract, agreement or commitment, if oral) have been made available to HealtheUniverse and
are complete and correct and include all amendments, supplements or modifications thereto.

         3.10.    Transactions  with  Affiliates,  Directors  and
 Shareholders. Except as set forth in Exhibit hereto, there are and have been no contracts, agreements, arrangements or other transactions between the
Company, and any officer, director, or 5% stockholder of the Company, or any corporation or other entity controlled by any such officer, director or 5% stockholder, a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder.

         3.11. No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company, or any agreement, contract or instrument to which the Company is a party or by which it or any of its assets are bound.

         3.12. Disclosure. To the actual knowledge of the Company, neither this Agreement nor any other agreement, document, certificate or written or oral statement furnished to HealtheUniverse and the Shareholders by or on behalf of the Company in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         3.13. Financial Statements. The financial statements of the Company set forth in its Form 10K-SB for the year ended June 30, 2002 and its Form 10-QSB for the quarter ended September 30, 2002 present fairly the financial position and results of operations of the Company, on a consistent basis.

         3.14. Absence of Material Changes. Since December 31, 2002, except as described in any Exhibit hereto or as required or permitted under this Agreement, there has not been:

                  3.14(a). any material change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Company, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

                  3.14(b). any redemption, purchase or other acquisition of any shares of the capital stock of the Company, or any issuance of any shares of capital stock or the granting, issuance or exercise of any rights, warrants, options or commitments by HealtheUniverse relating to their authorized or issued capital stock.

                  3.14(c). any amendment to the Certificate of Incorporation of the Company.

         3.15     Securities Law Compliance

                  3.15(a) The Company's common stock is registered under Section
         12(g) of the Exchange Act. The Company has filed all reports and other material required to be filed by it with the SEC pursuant to Section 15(d). Such filed reports and materials do not contain any misstatements of material facts, nor do they omit any material information required to be stated therein or necessary to prevent the statements therein from becoming misleading.

                  3.15(b) The currently outstanding common stock of the Company was issued pursuant to the Registration Statement or valid exemptions from registration under the Securities Act of 1933 pursuant to Regulation D promulgated thereunder.

IV.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         All  representations,  warranties  and  covenants  of the  Company  and
HealtheUniverse   contained   herein  shall  survive  the  consummation  of  the
transactions contemplated herein and remain in full force and effect.

V.  CONDITIONS TO CLOSING

         5.01. Conditions to Obligation of HealtheUniverse. The obligations of HealtheUniverse under this
Agreement shall be subject to each of the following conditions:

                  5.01(a). The representations and warranties of the Company herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. The Company shall have performed in all material respects all obligations and complied in all material respects, to its actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before a court to restrain or prohibit the transactions contemplated by this Agreement.

                  5.01(c). All statutory requirements for the valid consummation by the Company of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by the Company of the transactions contemplated by this Agreement shall have been obtained.

                  5.01(d). The fulfillment of the obligations of the Company set forth in Section 6.02.

         Conditions to Obligations of the Company. The obligation of the Company under this Agreement shall be subject to the following conditions:

                  5.02(a). The representations and warranties of HealtheUniverse herein contained shall be true in all material respects as of the Closing, and shall have the same effect as though made at the Closing; HealtheUniverse shall have performed in all material respects all obligations and complied in all material respects, to its actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing.

                  5.02(b). No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

                  5.02(c). All statutory requirements for the valid consummation by HealtheUniverse of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by HealtheUniverse of the transactions contemplated by this Agreement shall have been obtained.

         VI.      CERTAIN AGREEMENTS

         6.01. Forward Stock Split; Registration Statement. The Company shall effect a three for one forward stock split immediately prior to Closing. The Company shall file a registration statement on Form SB-2 or other appropriate form as soon as practicable following the Closing, but in no event later than 90 days thereafter, registering all of the 3,000,000 outstanding pre-exchange shares of common stock, and shall use its best efforts to cause such registration statement to be declared effective and to remain effective for at least nine months. The Company shall file for a listing on the OTC Bulletin Board and/or the BBX Exchange if such Exchange is authorized by the SEC.

         6.02. Reporting Requirements. The Company shall file all reports required by Section 15(d) of the Securities Act of 1933 and shall maintain its books and records in accordance with Sections 12 and 13 of the Securities Exchange Act of 1934. The parties agree that the failure of the Company to make such filings with the Securities and Exchange Commission shall constitute a material breach of this Agreement.

VII.     MISCELLANEOUS

         7.01. Finder's Fees, Investment Banking Fees. Neither HealtheUniverse nor the Company have retained or used the services of any person, firm or corporation in such manner as to require the payment of any compensation as a finder or a broker in connection with the transactions contemplated herein.

         7.02. Tax Treatment. The transactions contemplated hereby are intended to qualify as a so-called ?tax-free? reorganization under the provisions of
Section 368 of the Code. The Company and HealtheUniverse acknowledge, however, that they each have been represented by their own tax advisors in connection with this transaction; that neither has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Internal Revenue Code of 1986, as amended.

         7.03. Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         7.04. Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

         7.05. Entire Agreement; Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

         7.06. Headings, Etc. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

         7.07. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

         7.08. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         7.09. Governing Law. This Agreement shall be governed by the laws of the State of Delaware
(excluding conflicts of laws principles) applicable to contracts to be performed in the State of Delaware.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as the date first above written.

REXADON CORPORATION                                       HEALTHeUNIVERSE, INC.


By:                                             By:
Name:                                           Name:
Title:                                          Title:


                                   SCHEDULE I


                                                      NUMBER OF SHARES                NUMBER OF
                                                     OF HEALTHEUNIVERSE               SHARES OF
                                                        COMMON STOCK                   COMPANY
      NAMES OF                                            OWNED AND                 COMMON STOCK
    SHAREHOLDERS                                       TO BE DELIVERED              TO BE RECEIVED

Kiran Shah                                                  50,000                    1,166,667
Sandip Shah                                                 50,000                    1,166,667
Thomas Raack                                               100,000                    2,333,333
Vipul Dev                                                  100,000                    2,333,333
     Totals                                                300,000                    7,000,000